UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. Termination of a Material Definitive Agreement.

In October 2008, Osiris Therapeutics, Inc (“Osiris”) entered into a Collaboration Agreement with Genzyme Corporation, now a wholly owned subsidiary of Sanofi (NYSE: SYN), for the development and commercialization of our stem cell biologic drug candidates, including Prochymal® for graft versus host disease. Under the Collaboration Agreement, non-contingent, non-refundable cash payments, totaling $130.0 million, have been made to us since October 2008.

On February 8, 2012, Sanofi issued a press release which included an update on their R&D pipeline, and which stated that Sanofi has “discontinued” its project with Prochymal for graft versus host disease.

On February 9, 2011, Osiris issued a press release stating, among things, that Osiris had through its legal counsel advised Sanofi that Osiris is treating Sanofi’s public statements as its election to terminate the Collaboration Agreement. The Collaboration Agreement provides for voluntary termination by Sanofi and that, upon such voluntary termination, all rights to Prochymal revert back to Osiris, and Osiris is free to commercialize or enter into commercialization agreements for Prochymal with other parties.

A copy of the Osiris Press Release, as issued on February 9, 2012, is set forth in Exhibit 99.1 hereto.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated February 9, 2012 of the Registrant.

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Risks and uncertainties that could cause our actual results to differ materially from those anticipated in forward-looking statements, include the factors described in the sections entitled “Risk Factors” in our Annual Report on Form 10-K filed with the United States Securities and Exchange. You should not unduly rely on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: February 10, 2012	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 9, 2012 of the Registrant.